Exhibit 99.1

Memorandum of Understanding

Based on both understanding and mutual benefits and the intentions for further cooperations, we, Innocom Technology Holdings, Inc.(refer as A) And Industry Community On-line Service Co., Ltd. (refer as B), reached the same points as follows:

1.

Two parties are willing to set up a JV in the coming future.

2.

The A will put in its necessary resources especially the China market effort to promote the 3D mobile contents platform (GNEX) of ICOLS into the China market.

3.

The A also is willing to take use of its system integration team to technical support the local customers.

4.

The B will put in its current products and necessary technical team to develop new products.

5.

The location of the JV will be in China.

6.

The time and the amount to set up the JV depends on the coming discussing.

7.

Both parties will consider and cooperate about following business items: 3D mobile platform & contents, Full 3D on-line games, SI & IT outsourcing, 3D solid LCD module etc.

Date: 27th of Eebruary 2007

Party A: Innocorn Technology Holdings,Inc.

/s/ William Hui

Mr. William Hui/CEO

Party B: Industry Community On-line Service Co.,Ltd

/s/ Sit Lee

Mr. Sit Lee/CEO